UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

May 8, 2018

Adtalem Global Education Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	36-3150143
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
500 WEST MONROE	60661
CHICAGO, ILLINOIS	(Zip Code)
(Address of principal executive offices)

(630) 515-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

  Emerging growth company ⃞

  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2018, Adtalem Global Education Inc. (“Adtalem”) announced the appointment, effective May 9, 2018, of Georgette Kiser and Steven M. Altschuler, M.D. to the Adtalem board of directors (the “Board”). The Board also appointed Kathy Boden Holland, effective May 9, 2018, as Group President of Adtalem’s Medical and Healthcare vertical and, in connection with her appointment as an Adtalem officer, Ms. Boden Holland resigned from the Adtalem Board, effective May 8, 2018.  Ms. Kiser and Dr. Altschuler fill vacancies created by Ms. Boden Holland’s resignation and the Board’s simultaneous increase of its size from eight to nine members.

Concurrent with their Board appointment, Ms. Kiser was appointed to the Board’s External Relations and Nominating & Governance Committees and Dr. Altschuler was appointed to the Board’s Academic Quality and Audit and Finance Committees.  Ms. Kiser and Dr. Altschuler will each participate in the cash and equity compensation programs provided to and upon the same terms as other non-employee directors but, with respect to service until Adtalem’s next annual meeting of shareholders, will receive cash and equity compensation on a pro-rated basis. Except as set forth herein, these cash and equity compensation programs are more fully described under “2017 Director Compensation” in Adtalem’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 4, 2017, which is incorporated in this Item 5.02 by reference.  Effective as of May 8, 2018, the annual cash retainer paid to non-employee directors was increased to $85,000.

On May 8, 2018, Susan Groenwald, PhD, RN, ANEF, FAAN, announced her planned retirement from her service as President of Chamberlain University.  Dr. Groenwald will retire once her successor is in place and is committed to ensuring a smooth transition.  Following her retirement, Dr. Groenwald plans to continue as a director of the Adtalem Foundation and as a trustee of Ross University School of Medicine and Ross University School of Veterinary Medicine, and has also agreed to serve as a senior advisor to Adtalem on a go forward basis.

A copy of the press release issued by Adtalem on May 8, 2018 announcing the foregoing director appointments and leadership changes is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward Looking Statements

Certain statements contained in this Form 8-K, including those that affect the expectations or plans of Adtalem, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Adtalem Global Education Inc. or its management "anticipates," "believes," "estimates," "expects," "forecasts," "foresees," "intends," "plans" or other words or phrases of similar import.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause Adtalem’s actual results to differ materially from those projected or implied by these forward-looking statements. Additional information regarding factors that could cause results to differ can be found in Adtalem's Annual Report on Form 10-K for the fiscal year ended June 30, 2017 and Form 10-Q for the quarter ended March 31 2018.

These forward-looking statements are based on information as of May 8, 2018 and Adtalem assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Item 9.01	Financial Statements and Exhibits.

99.1	Press Release of Adtalem Global Education Inc., dated May 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.
(Registrant)

Date: May 8, 2018	By:	/s/ Stephen W. Beard
Stephen W. Beard
Senior Vice President, General Counsel